UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

NextBoat Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42930	33-2636992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr

Wilmington, NC 28401

(Address of principal executive offices)

Registrant’s telephone number, including area code: (910) 772-9277

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NXB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

Prior to Mr. Ross Tannenbaum’s appointment as Chief Executive Officer, Mr. Brian S. John tendered his resignation as Chief Executive Officer of NextBoat Inc. (the “Company”), contingent upon the Board of Director’s appointment of a successor and that successor’s formal assumption of the office. On September 25, 2026, the Board of Directors (the “Board”) approved the appointment of Mr. Tannenbaum as Chief Executive Officer, effective upon the satisfaction of specified conditions. Those conditions were satisfied, and Mr. Tannenbaum assumed the office of Chief Executive Officer on September 28, 2026 (the “Transition Effective Time”). At the Transition Effective Time, Mr. John’s resignation became effective in accordance with Section 7.08 of the Company’s bylaws, which provides that a resignation takes effect at the time specified therein without the need for acceptance by the Board. Mr. John did not resign from the Board and continues to serve as a director of the Company. Mr. John’s resignation as Chief Executive Officer did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer

Mr. Tannenbaum, age 64, served in various senior executive roles with Fanatics, Inc., a leading global retailer of licensed sports merchandise and apparel, through 2019, including as President of Retail and Collectibles through 2018, and thereafter in a strategic business development role. Mr. Tannenbaum joined Fanatics following its 2012 acquisition of Dreams, Inc., a publicly traded sports licensed products and memorabilia company for which Mr. Tannenbaum served as President and Chief Executive Officer. Since leaving Fanatics in 2019, Mr. Tannenbaum has pursued various entrepreneurial and investment activities, including as an owner and operator of businesses in the marine services, outdoor lighting, consumer electronics, hospitality, and marina industries. Mr. Tannenbaum has not served as a director of any public company during the past five years.

There is no arrangement or understanding between Mr. Tannenbaum and any other person pursuant to which he was selected as Chief Executive Officer. Mr. Tannenbaum has no family relationship with any director or executive officer of the Company. Mr. Tannenbaum owns interests in the businesses identified on Exhibit A to the Executive Employment Agreement dated as of September 28, 2026 (the “Tannenbaum Employment Agreement”), including Supreme Marine Services, Supreme Outdoor Lighting, Palm Beach Electronics, Ocean Treasure Suites, Courtyard Villas, and Marina-by-the-Sea. Transactions between the Company and any such entity are subject to approval by the disinterested directors of the Board and disclosure under Item 404(a) of Regulation S-K pursuant to the Company’s related person transaction policy. As of the date of this report, the Company has not entered into any transaction, and there are no currently proposed transactions, with Mr. Tannenbaum or any entity identified on Exhibit A in which the amount involved exceeds $120,000 and in which Mr. Tannenbaum had or will have a direct or indirect material interest.

Compensation Arrangements with Mr. Tannenbaum

In connection with his appointment, the Company and Mr. Tannenbaum entered into an Executive Employment Agreement dated as of September 28, 2026. The Tannenbaum Employment Agreement provides for:

Term. An initial term of four years, with automatic one-year renewals thereafter unless either party gives 90 days’ written notice of non-renewal. Non-renewal by the Company constitutes a termination without Cause.

Base Salary. An initial annual base salary of $240,000, increasing to $400,000 following the initial year of the Employment Term, with annual review by the Compensation Committee thereafter.

Annual Bonus. For fiscal year 2026, a discretionary bonus determined by the Board. Beginning with fiscal year 2027, an annual bonus of $100,000 on achievement of breakeven Adjusted EBITDA, plus a percentage of the full amount of Adjusted EBITDA, determined by the level achieved (2.5% at $1,000,000 to $3,000,000; 4% above $3,000,000 to $6,000,000; and 6% above $6,000,000).

Equity Awards. The following inducement awards were approved by a majority of the Company’s independent directors and, on September 28, 2026, following receipt of NYSE American authorization of the listing of the underlying shares, were granted outside the Company’s First Amended and Restated 2025 Equity Incentive Plan in reliance on the employment inducement exception under Section 711(a) of the NYSE American Company Guide, each at an exercise price of $1.96 per share, the closing price of the Company’s common stock on the date of grant:

(i) Time Vesting Options to acquire 1,000,000 shares of common stock at an exercise price equal to the closing price on the date of grant, of which 200,000 shares vest immediately as an inducement award in lieu of a cash signing bonus and 800,000 shares vest in 48 equal monthly installments over four years, with a ten-year term;

(ii) Performance Options to acquire 1,000,000 shares of common stock at an exercise price equal to the closing price on the date of grant, vesting in four tranches of 250,000 shares upon the Company achieving specified levels of consolidated Adjusted EBITDA (breakeven; $1,500,000; $3,000,000; and $5,000,000) in any single fiscal year during the Employment Term, with a ten-year term; and

(iii) $5.00 Options to acquire 500,000 shares of common stock at an exercise price equal to the closing price on the date of grant, vesting in full upon the Company’s common stock achieving a volume-weighted average price of $5.00 or greater over 60 consecutive trading days, with a ten-year term.

All equity awards vest in full upon a Change in Control (with the $5.00 Options vesting only if per share consideration is $5.00 or greater). Acceleration does not apply in a transaction with a holder of more than 30% of the Company’s voting power, or with Mr. Tannenbaum or his affiliates, if the awards are assumed or substituted with equivalent awards. On any termination, the vested portion of each option remains exercisable for 60 months, subject to the original ten-year term. Unvested options are forfeited.

Severance. On termination without Cause, non-renewal by the Company, or resignation for Good Reason: 12 months of base salary continuation, a prorated Annual Bonus based on actual results for the fiscal year of termination, 12 months of additional vesting on Time Vesting Options, retention of vested Performance Options and $5.00 Options (with limited post-termination vesting rights), and 12 months of COBRA premium payments, subject to execution of a general release. On a qualifying termination within 12 months following a Change in Control: a lump sum equal to 1.5 times the sum of base salary and target bonus, accelerated equity vesting, and 18 months of COBRA premium payments. On termination due to death or Disability: a prorated Annual Bonus for the fiscal year of termination and full vesting of all outstanding equity awards.

Other Terms. The Tannenbaum Employment Agreement also contains confidentiality, 24-month non-competition and non-solicitation covenants, Board nomination rights, D&O indemnification, a Section 280G best-net cutback, and other customary provisions. Mr. Tannenbaum’s principal place of employment is Fort Lauderdale, Florida.

The foregoing description of the Tannenbaum Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Tannenbaum Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Tannenbaum Employment Agreement contemplates the grant of the equity awards described above pursuant to a separate Inducement Non-Qualified Stock Option Agreement (the “Award Agreement”), which sets forth the detailed terms governing the vesting, exercise, change in control treatment, post-termination exercise, and other provisions applicable to the awards. The foregoing description of the Award Agreement does not purport to be complete and is qualified in its entirety by the full text of the Award Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Arrangements with Mr. John

The Company did not enter into any new material plan, contract or arrangement with Mr. John, and no material plan, contract or arrangement with Mr. John was materially amended, in connection with the transition. Mr. John will continue to serve as a director of the Company.

Item 7.01. Regulation FD Disclosure.

On September 29, 2026, the Company issued a press release announcing the CEO transition described under Item 5.02 above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in any such filing. This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially. The Company undertakes no obligation to update any forward-looking statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1	Executive Employment Agreement between NextBoat Inc. and Ross Tannenbaum, dated as of September 28, 2026.
10.2	Inducement Non-Qualified Stock Option Agreement between NextBoat Inc. and Ross Tannenbaum, dated as of September 28, 2026.
99.1	Press Release, dated September 29, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2026	NextBoat Inc.

	By:	/s/ Chad Corbin
	Name:	Chad Corbin
	Title:	Chief Financial Officer